EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
American Railcar Industries, Inc.:
We consent to the use of our report dated April 23, 2004, with respect to the consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows of American Railcar Industries, Inc. and subsidiaries for the year ended December 31, 2003, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.
/s/ KPMG LLP

August 16, 2006